Exhibit 10.2(g)
                         TRANSCOMMUNITY BANKSHARES, INC.

                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT is entered on December 8, 2003 by and between TRANSCOMMUNITY BANKSHARES, INC. (the "Corporation") and WILLIAM C. WILEY (the "Executive").

RECITALS:

         A. The Board of Directors of the Corporation desires to recognize the contribution of the Executive to the operation of the Corporation's business since its inception and to induce the Executive to continue excellence in the performance of his duties as the Chairman of the Board of Directors and Chief Executive Officer of the Corporation.

         B. The Board of Directors hereby awards to the Executive a restricted stock award conditioned upon the terms and conditions set forth below.

AGREEMENT:

         NOW THEREFORE, in consideration of the above recitals, the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. The following terms shall have the meaning set forth below:

           (a) "Award Date" means the date of this Agreement.

           (b) "Board" or "Board of Directors" means the Board of Directors of the Corporation.

           (c) "Cause" means (i) the persistent refusal or willful failure of the Executive materially to perform his duties and responsibilities to the Corporation, which refusal or failure continues for thirty (30) days after the Executive receives written notice of such; (ii) the Executive's misappropriation, fraud or other dishonesty with respect to the assets or the business of the Corporation; (iii) the Executive's conduct or malfeasance that materially and adversely affects the Corporation or its reputation in the industry; or (iv) the Executive's conviction for, or the entering of a plea of Nolo Contendere to, a felony or a crime involving moral turpitude.

           (d) "Disability" means a condition that (i) results from bodily injury or disease and (ii) for a three (3) consecutive month period, or the cumulative equivalent of six (6) months in any twelve (12) consecutive month period, has rendered the Executive unable to perform the duties pertaining to his employment with the Corporation. A return to work of less than fourteen (14) consecutive days will not be considered an interruption in the Executive's three
(3) consecutive months of disability. Disability will be determined by the Board of Directors on the basis of medical evidence satisfactory to the Board of Directors.


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                                                                Exhibit 10.2(g)

           (e) "Good Reason" means the continuation of the occurrence of any of the following after the Executive has given written notice thereof to the Corporation and the Corporation has failed to remedy reasonably the pertinent problem within thirty (30) days after receipt of such notice: (i) the Executive's base salary is reduced in violation of his then current written employment agreement (the "Executive's Employment Agreement"); (ii) the Executive's job duties and responsibilities are materially diminished; (iii) the Executive's principal place of employment is moved to a location that is more than thirty (30) miles from his current place of employment; (iv) the Executive is knowingly directed by the Board of Directors to engage in conduct that is unethical or illegal; (v) the Board of Directors disapproves consummation of any of the transactions set forth in the then current strategic plan of the Company as adopted from time to time by the Board of Directors when such disapproval is unreasonable from the perspective of not being in the best interests of the Company; or (vi) the Corporation has otherwise breached any of its material obligations under the Executive's Employment Agreement.

         2. Award of Shares. The Corporation hereby grants to the Executive a restricted stock award as of the Award Date, covering 25,000 shares of the Corporation's Common Stock (the "Award Shares") subject to the terms, conditions, and restrictions set forth in this Agreement.

         3. Period of Restriction.

            (a) Except as contemplated in Section 7 below, the Award
Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the Period of Restriction (as defined below).

            (b) Subject to earlier vesting or forfeiture as hereinafter provided, the period of restriction (the "Period of Restriction") applicable to the Award Shares shall be from the Award Date to January 1, 2008, except that the Period of Restriction shall end for each of the following share amounts of the Award Shares on the following dates:

                                                  SHARES NO LONGER SUBJECT
                DATE                              TO PERIOD OF RESTRICTION

               1/1/04                                     5,000
               1/1/05                                     5,000
               1/1/06                                     5,000
               1/1/07                                     5,000
               1/1/08                                     5,000
                                                          -----
               TOTAL                                     25,000



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                                                               Exhibit 10.2(g)

         4. Stock Certificates. The stock certificate(s) for the Award Shares shall be registered on the Corporation's stock transfer books in the name of the Executive. Physical possession of the stock certificate(s) shall be retained by the Corporation until such time as the Period of Restriction expires or the restrictions are terminated under Section 7 below. The certificate(s) evidencing the Award Shares shall bear the following legend:

            The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Restricted Stock Agreement dated December 8, 2003 between TransCommunity Bankshares, Inc. and William C. Wiley, a copy of which may be obtained from the Secretary of such corporation.

Once the Period of Restriction expires or the restrictions are terminated under
Section 7 below, the Executive shall be entitled to have the aforementioned legend removed from the stock certificate(s) for the Award Shares.

         5. Voting Rights. During the Period of Restriction, the Executive may exercise full voting rights with respect to the Award Shares.

         6. Dividends and Other Distributions. During the Period of Restriction, the Executive shall be entitled to receive currently all dividends and other distributions paid with respect to the Award Shares other than dividends or distributions paid in shares of the Corporation's Common Stock. If any such dividends or distributions are paid in shares of the Corporation's Common Stock, such shares shall be registered in the name of the Executive and deposited with the Corporation as provided in Section 4 above and such shares shall be subject to the same restrictions on transferability as the Award Shares with respect to which they were paid.

         7. Release of Restrictions and Forfeiture.

            (a) If, prior to the expiration of the Period of Restriction, the Executive's employment with the Corporation is terminated due to the Executive's death or Disability, any restrictions applicable to any Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

            (b) If, prior to the expiration of the Period of Restriction, the Executive's employment with the Corporation is terminated without Cause by the Corporation or for Good Reason by the Executive, any restrictions applicable to any Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.


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                                                             Exhibit 10.2(g)

            (c) If, prior to the expiration of the Period of Restriction, the Executive's employment with the Corporation is terminated for any reason other than those set forth in Sections 7(a) or (b) above (including, but not limited to, the non-renewal of the Executive's employment with the Corporation after December 31, 2005 as a consequence of the Corporation and the Executive failing to agree to the Executive's compensation under Section 2 of that certain Employment Agreement dated the date hereof between the Corporation and the Executive), all Award Shares which are still subject to the Period of Restriction under Section 3 above shall be automatically forfeited to the Corporation.

         8. Withholding Taxes. The Corporation shall have the right to retain and withhold the amount of taxes required by any governmental entity to be withheld or otherwise deducted and paid with respect to the Award Shares. At its discretion, the Corporation may require the Executive to reimburse the Corporation for any such taxes required to be withheld by the Corporation and to withhold any distribution in whole or in part until the Corporation is so reimbursed. In lieu thereof, the Corporation shall have the right to withhold from any other cash amounts due to or to become due from the Corporation to the Executive an amount equal to such taxes required to be withheld by the Corporation to reimburse the Corporation for any such taxes or to retain and withhold a number of Award Shares having a Fair Market Value not less than the amount of such taxes and cancel any such shares so withheld in order to reimburse the Corporation for any such taxes. The Executive is authorized to deliver shares of the Corporation's Common Stock in satisfaction of minimum statutorily required tax withholding obligations (including Award Shares if the Period of Restriction therefore has lapsed).

         9. Capital Stock Adjustments. The number and class of Awarded Shares subject to this Agreement shall be subject to appropriate adjustment to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

         10. Notices. (a) Any notice to the Corporation required under or relating to this Agreement shall be in writing and addressed to:

                  TransCommunity Bankshares, Inc.
                  9025 Forest Hill Avenue
                  Richmond, Virginia  23235
                  Attention:  Secretary

                  (b) Any notice to the Executive required under or relating to this Agreement shall be in writing and addressed to the Executive at his address as it appears on the records of the Corporation.


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                                                              Exhibit 10.2(g)

         11. Stock Option Plan. The Award Shares described above do not constitute any shares included within or issued pursuant to that certain 2001 Stock Option Plan of the Corporation, as amended.

         IN WITNESS WHEREOF, the Corporation and the Executive have signed this Agreement as of the date first above written.

                                          CORPORATION:

                                          TRANSCOMMUNITY BANKSHARES, INC.

                                          By:  /s/ TROY A. PEERY, JR.
                                             ----------------------------------

                                          Its:     CHAIRMAN, COMPENSATION
                                                   COMMITTEE


                                          EXECUTIVE:

                                          By:  /s/ WILLIAM C. WILEY
                                             ----------------------------------
                                                William C. Wiley